Exhibit h.19

         Amendment No. 8 to the Transfer Agency and Services Agreement
                           for IMPRESSNet(R) Services

          AMENDMENT NO. 8 TO THE TRANSFER AGENCY AND SERVICES AGREEMENT
                           FOR IMPRESSNET(R) SERVICES

THIS AMENDMENT, dated as of this 1st day of June, 2000 is made to the Transfer Agency Agreement (the "Agreement") between the AETNA SERIES FUND, INC. (the "Fund") and FIRST DATA INVESTOR SERVICES GROUP, INC. (f/k/a PFPC Inc.).

                                   WITNESSETH

         WHEREAS, the Fund desires to enable Financial Planners to access certain Fund and Shareholder information maintained by PFPC on behalf of the Fund on the PFPC System through the use of the Internet and PFPC desires to allow such access and provide certain services as more fully described below in connection therewith;

         NOW THEREFORE, the Fund and PFPC agree that as of the date first referenced above, PFPC Agreement shall be amended as follows:

1. All references to "First Data Investor Services Group, Inc." and "Investor Services Group" are hereby deleted and replaced with "PFPC Inc." and "PFPC" respectively.

2.       The Fund's address is hereby replaced as follows:

                  10 State House Square
                  Hartford, Connecticut  06103-3602
                  Attn: Chief Compliance Officer

3.       Definitions.  The following definitions are hereby incorporated into
         Agreement:

         (a) "Account Inquiry" shall mean any access to the PFPC System via IMPRESSNet(R) initiated by an End-User which is not a Financial Transaction.

         (b) "Financial Planner" shall mean any investment advisor, broker-dealer, registered representative, financial planner or any other person authorized to act on behalf of a Shareholder.

         (c) "Financial Transaction" shall mean any purchase, redemption, exchange or any other transaction involving the movement of Shares initiated by a Financial Planner.

         (d) "Fund Home Page" shall mean the Fund's proprietary web site on the Internet used by the Fund to provide information to Shareholders and potential Shareholders.

         (e) "IMPRESSNet(R)" shall mean the PFPC proprietary system consisting of the PFPC Secure Net Gateway and the PFPC Web Transaction Engine.
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         (f) "PFPC Secure Net Gateway" shall mean the system of computer hardware and software and network established by PFPC to provide access between PFPC recordkeeping system and the Internet.

         (g) "PFPC Web Transaction Engine" shall mean the system of computer hardware and software created and established by PFPC in order to enable Shareholders of the Fund to perform the transactions contemplated hereunder.

         (h) "Internet" shall mean the communications network comprised of multiple communications networks linking education, government, industrial and private computer networks.

4. Responsibilities of PFPC. In addition to the services rendered by PFPC as set forth in the Agreement, PFPC agrees to provide the following services for the fees, if applicable, set forth in the Schedule of IMPRESSNet(R) Fees attached hereto as Schedule A of this Amendment:

         (a) In accordance with the written IMPRESSNet(R) procedures and product functionality documentation provided to the Fund by PFPC, PFPC shall, through the use of the PFPC Web Transaction Engine and Secure Net Gateway; (i) enable the Funds and Financial Planners to utilize the Internet to access Fund information maintained by the Fund on the Fund Home Page; and (ii) enable Financial Planners to utilize the Internet to access the PFPC System in order to perform account inquiries and transactions in Shareholder accounts.

         (b) Process the set up of personal identification numbers ("PIN") which shall include verification of initial identification numbers issued, reset and activate personalized PIN's and reissue new PIN's in connection with lost PIN's.

         (c) Installation services which shall include, review and sign off on the Fund's network requirements, recommending method of linking to the PFPC Web Transaction Engine, installing network hardware and software, implementing the network connectivity, and testing the network connectivity and performance;

         (d) Maintenance and support of the PFPC Secure Net Gateway and the PFPC Web Transaction Engine, which includes the following:

               (i) error corrections, minor enhancements and interim upgrades to IMPRESSNet(R) which are made generally available by PFPC Inc. to IMPRESSNet(R) customers;
               (ii) help desk support to provide assistance to Fund employees and Financial Planners with the use of IMPRESSNet(R).

         Maintenance and support shall not include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms, new versions or major


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         development efforts, unless made generally available by PFPC Inc. to
         IMPRESSNet(R) clients, as determined solely by PFPC Inc.; or (ii) maintenance of customized features.

         (e) Maintenance and upkeep of the security infrastructure and capabilities described in the procedures and product functionality documentation.

         (f) Prepare and forward a monthly usage report to the Fund which shall provide the Fund with a summary of activity and functionality used by Financial Planners.

5. Responsibility of the Fund. In connection with the services provided by PFPC hereunder, the Fund shall be responsible for the following:

         (a) establishment and maintenance of the Fund Home Page on the Internet;

         (b) services and relationships between the Fund and any third party on-line service providers to enable Financial Planners to access the Fund Home Page [and/or the Investor Services System] via the Internet;

         (c) provide PFPC with access to and information regarding the Fund Home Page in order to enable PFPC to provide the services contemplated hereunder.

6. Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

7. All of the services described herein are subject to the terms of the Fund's registration statement. To the extent there is a conflict between this Amendment and/or the Agreement and the registration statement, the terms of the registration statement shall govern.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.


AETNA SERIES FUND, INC.                                    PFPC, INC.
                                                           (f/k/a/ First Data Investor Services Group, Inc.)


By:    /s/ Wayne F. Baltzer                                By:    /s/ Debralee Golberg
       -----------------------------------                        --------------------------------------------

Name:      Wayne F. Baltzer                                Name:      Debralee Goldberg
          --------------------------------                        --------------------------------------------

Title:     Vice President                                  Title:     SVP
          --------------------------------                        --------------------------------------------

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                                   SCHEDULE A

                                IMPRESSNET(R) FEES


A.       Brokerage Version.

1.       One Time Set up Fee:       WAIVED

2.       Annual Maintenance Fee:    $25,000.00 per annum

3.       Transaction Costs:

             o Account Inquiry                          $.05 per inquiry ($2000.00 minimum per month)
             o Financial Transactions                   $.30 per transaction ($200.00 per month minimum)
             o New Account Set Up w/ Settlement         $1.50 per account
             o Statements**                             $.10 per statement

                * Capability requires PFPC COLD Storage Platform

B.       Customized Development:    $150 per hour*

* All Customized Development is subject to the Fund's prior written consent to perform such development work and the Fund's written acknowledgement of specifications needed to complete such development work, including a written estimate of total costs.

The above referenced fees do not include fees associated with third party software products or fees associated with other PFPC products which may be required to utilize future releases of IMPRESSNet(TM).

PFPC will provide an invoice as soon as practicable after the end of each calendar month. The Fund agrees to pay to PFPC the amounts so billed by Federal Funds Wire within thirty (30) business days after the Fund's receipt of the invoice. In addition, with respect to all fees, PFPC may charge a service fee subject to the terms set forth in Section 6.3 of the Agreement, including the rights available to the Fund.

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